CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") effective as of the 22nd day of December, 2006

BETWEEN

TECTON CORPORATION
A company incorporated in the State of Nevada
with offices at Neuhofstrasse 8, 8600 Dübendorf, SWITZERLAND

(the "Company")

AND **Emil Summermatter**
Seestrasse 1022
8706 Meilen

(the "Consultant")

WHEREAS:

A. The Company is engaged in the acquisition of mining rights and the exploration of mining properties; and

B. The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement; and

C. The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT AS A CONSULTANT

1.1 The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2. TERM OF THIS AGREEMENT

2.1 The term of this Agreement shall become effective and begin as of December 22nd, 2006 and shall continue until December 31, 2007.

3. CONSULTANT SERVICES

3.1 The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

The Consultant will:

- Raise at least $5 million for Tecton Corporation.
- Introduce the Company to new investors;

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- Introduce the Company to market participants, investment professionals and financial institutions around the world;

- Assist the Company in developing strategic alliances;

- Help identify opportunities for the Company, and

3.2 The Consultant shall devote his time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in other personal and business activities that do not interfere with the Consultant's obligations hereunder.

3.3 In providing the Consulting Services, the Consultant will:

- comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

- not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

- not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

3.4 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4. CONSULTANT FEE

4.1 In consideration for the provision of the Consulting Services during the Term, the Company will pay the Consultant a monthly fee of US $10,000.00 per month, with the first payment due December 31, 2006.

4.2 From time to time during the Term, at the sole discretion of the Company, the Company shall review the services provided by the Consultant hereunder, and determine, in its sole discretion, whether it shall issue a bonus payment to the Consultant for meeting or exceeding management's expectations of services delivered by the Consultant.

4.3. The monthly fee will only be paid, if the Consultant raises at least $100,000 for the company.

5. CONSULTANT OBLIGATION

5.1 The Consultant agrees to deliver to the Company share certificates evidencing 2,000,000 shares of common stock issued by the Company to the Consultant at a price of US$0.01 pursuant to a resolution signed by the directors of the Company on December 24, 2006 within three working days of having received it. The shares will be issued to Elisabeth Summermatter.

5.2 The Consultant agrees that the Company is entitled to cancel some or all of the shares issued to the Consultant (up to two million) in accordance with paragraph 5.3 below.

5.3 In the event that the Consultant is unable to fulfill the Consulting Services as set out in paragraph 3.1 above, the following will take place:

For each dollar that the Consultant raises, he will retain 0.4 common share of the Company (maximum 1 million shares). If for example the Consultant raises $1,000,000, he will retain 400,000 common shares of the Company with the remainder of the shares being cancelled.

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5.4 In the event that the Consultant dies, he may assign the shares in a will to a person of his choice.

5.5 All reference to shares issued to the Consultant in this Agreement means shares of the common stock of the Company which are not registered and therefore will have restrictions from trading unless they are registered in a SEC filing. Further terms of the share subscription are contained in the subscription agreement between the Consultant and the Company.

4.2 From time to time during the Term, at the sole discretion of the Company, the Company shall review the services provided by the Consultant hereunder, and determine, in its sole discretion, whether it shall issue a bonus payment to the Consultant for meeting or exceeding management's expectations of services delivered by the Consultant.

5. NO REIMBURSEMENT OF EXPENSES

5.1 The consultant fees described above include all fees and expenses. The Company will not pay to the Consultant third party expenses incurred by the Consultant in provision of the Consulting Services.

6. PROPRIETARY INFORMATION

6.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business, products or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, product packaging, advertising and marketing, business plans and details of its business relationships with suppliers and distributors, agents and other parties not otherwise publicly available.

7. PARTIES BENEFITED & ASSIGNMENTS

7.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

8. REPRESENTATIONS AND WARRANTIES

8.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement. X

9. MISCELLANEOUS

9.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

9.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. The Consultant has no agreements with any director, officer or other agent of the Company.

9.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

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9.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

9.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

9.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

9.7 The Consultant may assign the benefit of this Agreement to a private corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

TECTON CORPORATION

Per: ______________________

Norman Meier, President

____

Emil Summermatter

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